Exhibit 4.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of October 8, 2019 (this “Amendment”), is entered into by and among THE SHERWIN-WILLIAMS COMPANY (the “Company”), SHERWIN-WILLIAMS LUXEMBOURG S.À R.L., SHERWIN-WILLIAMS CANADA INC. and SHERWIN-WILLIAMS UK HOLDING LIMITED (collectively, together with the Company, the “Borrowers”), the Lenders (as defined below) signatory hereto, the Issuing Lenders (as defined below) signatory hereto and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The Borrowers are party to that certain Credit Agreement, dated as of July 19, 2018 (as amended, restated, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”), by and among the Borrowers, the lenders from time to time party thereto (the “Lenders”), the Issuing Lenders from time to time party thereto (the “Issuing Lenders”) and the Administrative Agent.

Pursuant to Section 9.02(b) of the Credit Agreement, the Company has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth herein.

In consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Defined Terms. Capitalized terms which are defined in the Credit Agreement and not otherwise defined herein have the meanings given in the Credit Agreement.

2.    Amendment.

Effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)    The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the table set forth therein entirely with the following table:

Index Debt Ratings:	Commitment Fee Rate	Eurocurrency Spread	ABR Spread
Category 1 A+/A1 or higher	0.06%	0.75%	0.00%
Category 2 A/A2	0.07%	0.875%	0.00%
Category 3 A-/A3	0.09%	1.00%	0.00%
Category 4 BBB+/Baa1	0.11%	1.125%	0.125%
Category 5 BBB/Baa2	0.125%	1.25%	0.25%
Category 6 BBB-/Baa3	0.175%	1.50%	0.50%
Category 7 BB+/Ba1 or lower or unrated	0.25%	1.75%	0.75%

(b)    The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing “July 19, 2023” with “October 8, 2024”.

(c)    The following new definition of “Anti-Boycott Regulations” is hereby inserted in Section 1.01 of the Credit Agreement in alphabetical order:

“Anti-Boycott Regulations” means (a) the United Kingdom Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) Order 1996, as amended, (b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverodnung), (c) any provision of Council Regulation (EC) 2271/96, any provision of Commission Delegated Regulation (EC) No 2018/1100 and any law or regulation implementing such regulations in any member state of the European Union, (d) the Foreign Extraterritorial Measures Act (Canada), R.S.C., 1985, c. F-29 and any orders made thereunder and (e) any blocking or anti-boycott law or regulation similar to those set out in the foregoing clauses (a) through (d).

(d)    Section 6.03 of the Credit Agreement is hereby amended by inserting “and” immediately prior to “(ii) 3.75 to 1.00”, adding the phrase “and thereafter” at the end of clause (ii) and deleting the phrase “and (iii) 3.50 to 1.00 commencing on the fiscal quarter of the Company ending March 31, 2020 and thereafter”.

(e)    The following new Section 9.22 is hereby inserted at the end of the Article IX of the Credit Agreement:

Section 9.22 Anti-Boycott Regulations. The representations, warranties and covenants provided for in Sections 3.07 (solely with respect to Sanctions), 3.13, and 5.07 (solely with respect to Sanctions) shall only apply to any Borrower and its respective Subsidiaries which is bound by any Anti-Boycott Regulations insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Anti-Boycott Regulations.

3.    Effectiveness. This Amendment will become effective upon the date on which the following conditions precedent are first satisfied (the “Amendment Effective Date”):

(a)    The Administrative Agent shall have received from the Borrowers and from each Lender as of the date hereof an executed counterpart of this Amendment (or photocopies thereof sent by fax, .pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).

(b)    The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming (i) the representations and warranties of the Borrowers set forth in this Amendment and in the Credit Agreement (including, without limitation, the representations set forth in Sections 3.04(b) and 3.06 of the Credit Agreement) shall be true and correct in all material respects (other than any such representation or warranty which is qualified by materiality or material adverse effect, in which case, such representation or warranty shall be true and correct in all respects) on and as of the Amendment Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (other than any such representation or warranty which is qualified by materiality or material adverse effect, in which case, such representation or warranty shall be true and correct in all respects as of such earlier date)) and (ii) no Default shall have occurred and be continuing as of the Amendment Effective Date.

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(c)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced one (1) Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under the Credit Agreement.

(d)    The Administrative Agent shall have received all documentation and other information reasonably requested by the Administrative Agent at least three (3) Business Days prior to the Amendment Effective Date under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the USA PATRIOT Act, in each case to the extent requested in writing at least ten (10) Business Days prior to the Amendment Effective Date.

(e)    The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of (i) Mary Garceau, Senior Vice President, General Counsel and Secretary of the Company, (ii) Jones Day, New York and English counsel to the Borrowers, (iii) Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Canadian Borrower and (iv) Charles Russell Speechlys, Luxembourg counsel to the Lux Borrower, in each case relating to the Borrowers and this Amendment, and in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(f)     The Administrative Agent shall have received such documents and certificates as the Administrative Agent or their counsel may reasonably request relating to the organization, existence and good standing (or equivalent) of each Borrower, the authorization of the Amendment and the Loan Documents and any other legal matters relating to each Borrower, this Amendment or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

4.    Representations and Warranties. The Borrowers represent and warrant, as of the date hereof, that, after giving effect to the provisions of this Amendment:

(a)    (i) The execution, delivery and performance of this Amendment by each Borrower is within its corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action, (ii) this Amendment has been duly executed and delivered by such Borrower and (ii) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other applicable Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law;

(b)    Each of the representations and warranties made by the Borrowers in Article III of the Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date or (ii) to the extent that such representations and warranties are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true in all respects (provided that the representations and warranties set forth in Sections 3.07 (solely with respect to Sanctions) and 3.13 shall only apply to any Borrower and its respective Subsidiaries which is bound by any Anti-Boycott Regulations insofar as the giving thereof and compliance therewith do not and will not result in a violation of or conflict with or liability under any Anti-Boycott Regulations); and

(c)    No Default or Event of Default has occurred and is continuing.

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5.    Continuing Effect of the Credit Agreement. This Amendment is limited solely to the matters expressly set forth herein. Subject to the express terms of this Amendment, the Credit Agreement and the other Loan Documents remain in full force and effect, and the Borrowers and the Lenders acknowledge and agree that all of their obligations hereunder and under the Credit Agreement and the other Loan Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect hereto.

6.    Miscellaneous.

(a)    Each Borrower hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its obligations.

(b)    This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(d)    This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e)    The provisions of Sections 9.03 (Expenses; Indemnity; Damage Waiver) (except clause (c) thereof); 9.05 (Survival); 9.06 (Counterparts; Integration; Effectiveness); 9.09 (Governing Law; Jurisdiction; Consent to Service of Process); 9.10 (WAIVER OF JURY TRIAL); 9.12 (Confidentiality) and 9.19 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement shall apply with like effect to this Amendment.

7. No Actions, Claims, Etc. As of the date hereof, the Borrowers hereby acknowledge and confirm that none of the Borrowers has any knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, the Issuing Lenders or the Administrative Agent’s, the Lenders’ or the Issuing Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement or any other Loan Document on or prior to the date hereof.

8. No Waivers. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Lender, the Administrative Agent or any other party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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10. Entirety. This Amendment, together with the other Loan Documents, embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

11. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE SHERWIN-WILLIAMS COMPANY

By:	/s/ Jeffrey J. Miklich
Name:	Jeffrey J. Miklich
Title:	Vice President and Treasurer

SHERWIN-WILLIAMS CANADA INC.

By:	/s/ Jeffrey J. Miklich
Name:	Jeffrey J. Miklich
Title:	Vice President and Assistant Treasurer

SHERWIN-WILLIAMS UK HOLDING LIMITED

By:	/s/ Jeffrey J. Miklich
Name:	Jeffrey J. Miklich
Title:	Director

SHERWIN-WILLIAMS LUXEMBOURG S.À R.L.

By:	/s/ Lawrence J. Boron
Name:	Lawrence J. Boron
Title:	Class A Manager

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Michael Vondirska
Name:	Michael Vondirska
Title:	Vice President

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

CITIBANK, N.A., as a Lender and as an Issuing Lender

By:	/s/ Michael Vondirska
Name:	Michael Vondirska
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as an Issuing Lender

By:	/s/ Daniel Van Aken
Name:	Daniel Van Aken
Title:	Managing Director

BANK OF AMERICA, N.A., as a Lender and as an Issuing Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Director

JPMORGAN CHASE BANK, N.A., as a Lender and as an Issuing Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as an Issuing Lender

By:	/s/ Mark D. Rodgers
Name:	Mark D. Rodgers
Title:	Vice President

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

KeyBank National Association as a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

PNC Bank National Association as a Lender

By:	/s/ Scott Nolan
Name:	Scott Nolan
Title:	Vice President

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

SunTrust Bank as a Lender

By:	/s/ Alexander Harrison
Name:	Alexander Harrison
Title:	Vice President

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

Royal Bank of Canada as a Lender

By:	/s/ Sinan Tarlan
Name:	Sinan Tarlan
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

HSBC Bank USA, National Association as a Lender

By:	/s/ Adam Hendley
Name:	Adam Hendley
Title:	Managing Director

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

ING Bank N.V., Dublin Branch as a Lender

By:	/s/ Sean Hassett
Name:	Sean Hassett
Title:	Director

By:	/s/ Ciaran Dunne
Name:	Ciaran Dunne
Title:	Director

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]

Australia and New Zealand Banking Group Limited as a Lender

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

[Signature Page to Amendment No. 1 to Sherwin-Williams Credit Agreement]